Exhibit 99

Meridian Bancorp, Inc. Announces Record Fourth Quarter Net Income

and Full Year 2020 Results

Contact: Richard J. Gavegnano, Chairman, President and Chief Executive Officer

(978) 977-2211

Boston, Massachusetts (January 26, 2021): Meridian Bancorp, Inc. (the “Company” or “Meridian”) (NASDAQ: EBSB), the holding company for East Boston Savings Bank (the “Bank”), announced net income of $18.1 million, or $0.36 per diluted share, for the quarter ended December 31, 2020, compared to $17.1 million, or $0.33 per diluted share, for the quarter ended December 31, 2019. For the year ended December 31, 2020, net income was $65.1 million, or $1.29 per diluted share, down from $67.0 million, or $1.30 per diluted share, for the year ended December 31, 2019. The Company’s return on average assets was 1.10% for the quarter ended December 31, 2020, compared to 1.08% for the quarter ended December 31, 2019. For the year ended December 31, 2020, the Company’s return on average assets was 1.01%, down from 1.06% for the year ended December 31, 2019. The Company’s return on average equity was 9.51% for the quarter ended December 31, 2020, compared to 9.45% for the quarter ended December 31, 2019. For the year ended December 31, 2020, the Company’s return on average equity was 8.76%, down from 9.56% for the year ended December 31, 2019.

Richard J. Gavegnano, Chairman, President and Chief Executive Officer, said, “I am pleased to report record net income of $18.1 million for the fourth quarter of 2020, an increase of $1.1 million, or 6.2% compared to the fourth quarter of 2019, and $65.1 million for the year 2020. These earnings reflect significant increases in net interest income for the quarter and year ended December 31, 2020, improving the net interest margin to 3.24% and 3.12%, respectively, a result of management’s focus on maintaining loan yields while aggressively decreasing our cost of funds. Also, with the adoption of CECL as of the end of the quarter, our percentage of allowance to total loans increased to 1.25% at December 31, 2020, from 0.87% at December 31, 2019, after provisions of $8.9 million and a $26.5 million for the quarter and year ended December 31, 2020, respectively.”

Mr. Gavegnano continued, “Our commercial lending team has worked diligently with our customers throughout the pandemic to ensure the Bank is providing these relationships with the support necessary to best address their needs in navigating through these unprecedented times. These efforts have resulted in a sharp decrease in the Bank’s COVID-19 related modifications, with substantially all remaining modifications being interest-only payments over a temporary period. As of December 31, 2020, the Bank had not executed any second modifications to customers that required full payment deferrals.”

The Company’s net interest income was $51.5 million for the quarter ended December 31, 2020, up $2.6 million, or 5.4%, from the quarter ended September 30, 2020, and up $7.8 million, or 17.9%, from the quarter ended December 31, 2019. The interest rate spread and net interest margin on a tax-equivalent basis were 3.06% and 3.24%, respectively, for the quarter ended December 31, 2020 compared to 2.91% and 3.13%, respectively, for the quarter ended September 30, 2020 and 2.51% and 2.84%, respectively, for the quarter ended December 31, 2019. For the year ended December 31, 2020, net interest income increased $19.8 million, or 11.4%, to $192.7 million from the year ended December 31, 2019. The interest rate spread and net interest margin on a tax-equivalent basis were 2.87% and 3.12% for the year ended December 31, 2020 compared to 2.52% and 2.86% for the year ended December 31, 2019. The increases in net interest income for the quarter and year ended December 31, 2020 compared to the respective prior periods were primarily due to the substantial reduction in the cost of funds.

Total interest and dividend income totaled $62.3 million for the quarter ended December 31, 2020, up $733,000, or 1.2%, from the quarter ended September 30, 2020. The Company’s yield on interest-earning assets on a tax-equivalent basis was 3.92% for the quarter ended December 31, 2020, down two basis points from the quarter ended September 30, 2020 and 41 basis points from the quarter ended December 31, 2019. For the year ended December 31, 2020, the Company’s total interest and dividend income totaled $252.1 million, a decrease of $14.0 million, or 5.3%, from the year ended December 31, 2019, primarily due to a decrease in the yield on other interest-earning assets of 190 basis points to 0.58%. The Company’s yield on interest-earning assets on a tax-equivalent basis decreased 31 basis points to 4.06% for the year ended December 31, 2020 compared to the year ended December 31, 2019, primarily due to the increase of $224.2 million, or 65.6%, in the Company’s average other interest-earning assets to $566.0 million and a 190 basis point, or 73.6%, decrease in the yield on other interest-earning assets.

Total interest expense totaled $10.9 million for the quarter ended December 31, 2020, down $1.9 million, or 14.9%, from the quarter ended September 30, 2020, and down $12.3 million, or 53.0%, from the quarter ended December 31, 2019. Interest expense on deposits decreased to $6.9 million for the quarter ended December 31, 2020, down $1.9 million, or 21.3%, from the quarter ended September 30, 2020 and down $12.1 million, or 63.8%, from the quarter ended December 31, 2019 primarily due to a decrease in the cost of average total deposits to 0.55% from 0.72% for the quarter ended September 30, 2020, and 1.53% for the quarter ended December 31, 2019. Interest expense on borrowings totaled $4.0 million for the quarter ended December 31, 2020, down $180,000, or 4.3%, from the quarter ended December 31, 2019. The Company’s total cost of funds was 0.75% for the quarter ended December 31, 2020, down 15 basis points from the quarter ended September 30, 2020 and down 90 basis points from 1.65% for the quarter ended December 31, 2019. Interest expense totaled $59.4 million for the year ended December 31, 2020, down $33.8 million, or 36.3%, from the year ended December 31, 2019. Interest expense on deposits decreased to $43.0 million for the year ended December 31, 2020, down $36.0 million, or 45.6%, primarily due to a decrease in the cost of average total deposits to 0.88% from 1.59% for the year ended December 31, 2019. Interest expense on borrowings totaled $16.4 million for the year ended December 31, 2020, up $2.2 million, or 15.5%, from the year ended December 31, 2019 primarily due to an increase in average total borrowings to $750.6 million. The Company’s total cost of funds was 1.05% for the year ended December 31, 2020, down 63 basis points from 1.68% for the year ended December 31, 2019.

Mr. Gavegnano noted, “Our net interest margin improved to 3.24% for the quarter and 3.12% for the year ended December 31, 2020, due to increases in net interest income of 17.9% and 11.5%, respectively. These increases are primarily driven from the decline in our cost of funds, decreasing 90 basis points to 0.75% for the fourth quarter of 2020 and 63 basis points to 1.05% for the year 2020, from 1.65% and 1.68%, respectively, from the same periods in 2019.”

The Company’s provision for credit losses was $8.9 million for the quarter ended December 31, 2020, compared to $7.2 million for the quarter ended September 30, 2020 and a reversal of $504,000 for the quarter ended December 31, 2019. The provision for credit losses was $26.5 million for the year ended December 31, 2020, compared to a reversal of $2.6 million for 2019. The allowance for credit losses on loans was $68.8 million or 1.25% of total loans at December 31, 2020, compared to $67.6 million or 1.20% of total loans at September 30, 2020, and $50.3 million or 0.87% of total loans at December 31, 2019. In accordance with Financial Accounting Standards Board’s Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments – Credit Losses (Topic 326), the Company adopted the new credit loss accounting standard as of December 31, 2020, with a retroactive adjustment as of January 1, 2020. The Company previously deferred the adoption of ASU No. 2016-03, an option provided under the CARES Act. The adoption resulted in a $7.7 million decrease in the allowance for credit losses on loans recognized through an adjustment to retained earnings, net of deferred taxes.

Net charge-offs totaled $43,000 for the quarter ended December 31, 2020 compared to net charge-offs of $5,000 for the quarter ended December 31, 2019. For the year ended December 31, 2020, net charge-offs totaled $255,000 compared to net charge-offs of $348,000 for year ended December 31, 2019. Non-performing assets were $3.2 million, or 0.05% of total assets, at December 31, 2020, compared to $3.4 million, or 0.05% of total assets, at December 31, 2019.

Mr. Gavegnano noted, “Management has been very successful in sustaining the Company’s historically low levels of non-performing assets and substandard loans. Our asset quality, despite the COVID-19 related modifications, has the Company well-positioned as we approach the latter stages of the pandemic response and look to the resumption of economic activity, even in the hardest hit industries.  We are confident that the work we have put in to strengthening our loan relationships has not only protected these relationships during the pandemic but also reinforces our position as reliable business partners when executing their post-pandemic strategies.”

Non-interest income was $5.9 million for the quarter ended December 31, 2020, up from $3.6 million for the quarter ended September 30, 2020 and up from $3.7 million for the quarter ended December 31, 2019. Non-interest income increased $2.3 million, or 64.2%, compared to the quarter ended September 30, 2020, due primarily to an increase of $2.7 million in gain on marketable equity securities, net, reflecting increases in market valuations in the fourth quarter of 2020, partially offset by a decrease of $686,000 in loan fees. Compared to the quarter ended December 31, 2019, non-interest income increased $2.2 million, or 59.3%, due primarily to increases of $1.9 million in valuation increase on marketable equity securities, net, and $659,000 in mortgage banking gains, net, partially offset by a decrease of $405,000 in loan fees. For the year ended December 31, 2020, non-interest income increased $4.0 million, or 29.7%, to $17.3 million from $13.3 million for the year ended December 31, 2019, due primarily to a $4.2 million gain on sale of asset and an increase of $1.7 million in mortgage banking gains, net, partially offset by a $1.4 million valuation decrease on marketable equity securities, net, and a $627,000 decrease in customer service fees for the year ended December 31, 2020, compared to the year ended December 31, 2019.

Non-interest expenses were $24.1 million, or 1.46% of average assets for the quarter ended December 31, 2020, compared to $25.3 million, or 1.59% of average assets for the quarter ended December 31, 2019. Non-interest expenses decreased $1.2 million, or 4.6%, compared to the quarter ended December 31, 2019, due primarily to decreases of $1.0 million in salaries and employee benefits. For the year ended December 31, 2020, non-interest expenses decreased $3.5 million, or 3.5%, to $96.5 million from $100.0 million for the year ended December 31, 2019, due primarily to decreases of $3.5 million in salaries and employee benefits, $652,000 in marketing and advertising and $542,000 in other general and administrative, partially offset by increases of $636,000 in occupancy and equipment and $592,000 in data processing. The Company’s efficiency ratio was 44.23% for the quarter ended December 31, 2020 compared to 43.69% for the quarter ended September 30, 2020 and 54.44% for the quarter ended December 31, 2019. For the year ended December 31, 2020 the efficiency ratio was 47.07%, a decrease of 722 basis points compared to 54.29% for the year ended December 31, 2019.

Mr. Gavegnano added, “We decreased our efficiency ratio to 47% for the year ended December 31, 2020, from 54% for 2019.  The Company’s efforts towards limiting operating expenses throughout the pandemic proved successful, even as we opened three de novo branches in Brookline, Salem and Woburn during 2020.”

The Company recorded a provision for income taxes of $6.2 million for the quarter ended December 31, 2020, reflecting an effective tax rate of 25.4%, compared to $5.5 million, or an effective tax rate of 24.4%, for the quarter ended December 31, 2019. For the year ended December 31, 2020 the provision for income taxes was $21.9 million, reflecting an effective tax rate of 25.2%, compared to $21.8 million, reflecting an effective rate of 24.5% for the year ended December 31, 2019.

Total assets were $6.620 billion at December 31, 2020, up $276.2 million, or 4.4%, from $6.344 billion at December 31, 2019. Net loans were $5.444 billion at December 31, 2020 down $253.7 million, or 4.5%, from December 31, 2019. Loan originations totaled $505.2 million during the quarter ended December 31, 2020 and $1.461 billion for the year ended December 31, 2020. The net decrease in loans for the year ended December 31, 2020 was primarily due to decreases of $197.0 million in commercial real estate loans, $122.9 million in multi-family loans and $95.2 million in one- to four-family loans, partially offset by increases of $160.3 million in commercial and industrial loans and $24.1 million in construction loans. The increase in commercial and industrial loans includes the origination of $123.7 million in PPP loans. The allowance for credit losses on loans increased $18.5 million, or 36.8%, to $68.8 million during the year ended December 31, 2020. Cash and due from banks was $914.6 million at December 31, 2020, an increase of $508.2 million, or 125.1% from December 31, 2019.

Total deposits were $5.081 billion at December 31, 2020, up $159.6 million, or 3.2%, from $4.922 billion at December 31, 2019. Core deposits, which exclude certificates of deposit, increased $510.3 million, or 15.2%, during the year ended December 31, 2020 to $3.862 billion, or 76.0% of total deposits, compared to 68.1% at December 31, 2019. The net increase in deposits for the year ended December 31, 2020 includes a $187.4 million increase, or 35.8%, in non-interest bearing demand deposits and a $350.7 million decrease in certificates of deposit, including a $192.5 million reduction in brokered deposits. Total borrowings were $708.2 million at December 31, 2020, up $72.0 million, or 11.3%, from December 31, 2019.

Total stockholders’ equity increased $42.3 million, or 5.8%, to $768.9 million at December 31, 2020 from $726.6 million at December 31, 2019. The increase for the year ended December 31, 2020 was primarily due to net income of $65.1 million, $5.5 million related to the adoption of ASU 2016-13, net of taxes, and $5.3 million related to stock-based compensation plans, partially offset by the repurchase of one million shares of the Company’s common stock related to the stock repurchase program at a total cost of $17.7 million and dividends of $0.32 per share totaling $16.0 million. Stockholders’ equity to assets was 11.61% at December 31, 2020, compared to 11.45% at December 31, 2019. Book value per share increased to $14.67 at December 31, 2020 from $13.61 at December 31, 2019. Tangible book value per share increased to $14.25 at December 31, 2020 from $13.19 at December 31, 2019. Market price per share decreased 25.8% to $14.91 at December 31, 2020 from $20.09 at December 31, 2019. The Company and the Bank elected to be subject to the Community Bank Leverage Ratio and at December 31, 2020 exceeded the minimum requirement to be considered well capitalized.

Mr. Gavegnano concluded, “The year 2020 and the COVID-19 pandemic have posed unprecedented challenges to the integrity of the economy and financial markets, especially the financial services industry. Management’s depth in industry experience, along with strong capital and liquidity positions, have the Company prepared to meet the challenges of 2021 and beyond. We will continue to support our customers and communities we serve through these difficult times, testing our steadfast resolve to be a true community bank.”

Meridian Bancorp, Inc. is the holding company for East Boston Savings Bank. East Boston Savings Bank, a Massachusetts-chartered stock savings bank founded in 1848, operates 43 branches in the greater Boston metropolitan area, including 42 full-service locations and one mobile branch. We offer a variety of deposit and loan products to individuals and businesses located in our primary market, which consists of Essex, Middlesex, Norfolk and Suffolk Counties, Massachusetts. For additional information, visit www.ebsb.com.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Meridian Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, the effects of any health pandemic, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Meridian Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2020	September 30, 2020	December 31, 2019
	(Dollars in thousands)
ASSETS
Cash and due from banks	$914,586	$702,138	$406,382
Certificates of deposit	—	—	247
Securities available for sale, at fair value	11,326	12,183	15,076
Marketable equity securities, at fair value	12,189	16,203	15,243
Federal Home Loan Bank stock, at cost	30,658	33,282	28,947
Loans held for sale	8,224	11,662	2,455
Loans:
One- to four-family	564,146	604,037	659,366
Home equity lines of credit	68,721	73,581	69,491
Multi-family	880,552	941,409	1,003,418
Commercial real estate	2,499,660	2,595,124	2,696,671
Construction	731,432	666,375	707,370
Commercial and industrial	765,195	766,418	604,889
Consumer	10,707	12,213	12,196
Total loans	5,520,413	5,659,157	5,753,401
Allowance for credit losses on loans	(68,824)	(67,639)	(50,322)
Net deferred loan origination fees	(7,784)	(7,717)	(5,539)
Loans, net	5,443,805	5,583,801	5,697,540
Bank-owned life insurance	41,877	41,606	41,155
Premises and equipment, net	66,850	67,917	65,841
Accrued interest receivable	23,173	21,460	14,481
Deferred tax asset, net	21,355	17,007	16,726
Goodwill	20,378	20,378	20,378
Core deposit intangible	1,651	1,769	2,123
Other assets	23,776	37,327	17,100
Total assets	$6,619,848	$6,566,733	$6,343,694

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non interest-bearing demand deposits	$711,573	$707,458	$524,154
Interest-bearing demand deposits	1,364,548	1,353,153	1,269,211
Money market deposits	930,507	789,712	675,702
Regular savings and other deposits	855,329	850,810	882,550
Certificates of deposit	1,219,210	1,250,894	1,569,916
Total deposits	5,081,167	4,952,027	4,921,533
Short-term borrowings	—	25,000	—
Long-term debt	708,245	779,279	636,245
Accrued expenses and other liabilities	61,551	62,163	59,329
Total liabilities	5,850,963	5,818,469	5,617,107
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; 52,415,061, 52,413,120 and 53,377,506 shares issued at December 31, 2020, September 30, 2020 and December 31, 2019, respectively	524	524	534
Additional paid-in capital	363,995	363,093	377,213
Retained earnings	420,297	400,649	365,742
Accumulated other comprehensive income (loss)	(58)	91	(147)
Unearned compensation - ESOP; 2,191,745, 2,222,186 and 2,313,509 shares at December 31, 2020, September 30, 2020 and December 31, 2019, respectively	(15,873)	(16,093)	(16,755)
Total stockholders' equity	768,885	748,264	726,587
Total liabilities and stockholders' equity	$6,619,848	$6,566,733	$6,343,694

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(Unaudited)

	Three Months Ended			Years Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(Dollars in thousands, except per share amounts)
Interest and dividend income:
Interest and fees on loans	$61,599	$60,918	$64,801	$247,999	$256,603
Interest on debt securities	68	76	109	331	466
Dividends on equity securities	158	118	109	515	493
Interest on certificates of deposit	—	—	1	1	74
Other interest and dividend income	514	494	1,811	3,267	8,467
Total interest and dividend income	62,339	61,606	66,831	252,113	266,103
Interest expense:
Interest on deposits	6,883	8,746	18,996	42,989	78,978
Interest on borrowings	4,001	4,051	4,181	16,391	14,187
Total interest expense	10,884	12,797	23,177	59,380	93,165
Net interest income	51,455	48,809	43,654	192,733	172,938
Provision (reversal) for credit losses	8,927	7,163	(504)	26,456	(2,561)
Net interest income, after provision for credit losses	42,528	41,646	44,158	166,277	175,499
Non-interest income:
Customer service fees	2,355	2,193	2,407	8,593	9,220
Loan (costs) fees	(422)	264	(17)	481	549
Mortgage banking gains, net	728	704	69	1,961	309
Gain on sale of asset	—	—	—	4,195	—
Gain on marketable equity securities, net	2,853	122	930	656	2,016
Income from bank-owned life insurance	271	272	281	1,113	1,127
Other income	82	17	12	267	92
Total non-interest income	5,867	3,572	3,682	17,266	13,313
Non-interest expenses:
Salaries and employee benefits	14,704	13,426	15,722	57,902	61,371
Occupancy and equipment	3,833	3,734	3,691	15,230	14,594
Data processing	2,205	2,196	2,074	8,671	8,079
Marketing and advertising	1,165	554	1,151	3,979	4,631
Professional services	594	688	858	2,974	3,182
Deposit insurance	404	692	255	2,371	2,206
Other general and administrative	1,189	1,540	1,512	5,418	5,960
Total non-interest expenses	24,094	22,830	25,263	96,545	100,023
Income before income taxes	24,301	22,388	22,577	86,998	88,789
Provision for income taxes	6,180	5,714	5,509	21,947	21,793
Net income	$18,121	$16,674	$17,068	$65,051	$66,996

Earnings per share:
Basic	$0.36	$0.33	$0.33	$1.29	$1.31
Diluted	$0.36	$0.33	$0.33	$1.29	$1.30
Weighted average shares outstanding:
Basic	50,201,720	50,169,024	51,027,229	50,283,704	51,030,318
Diluted	50,295,295	50,248,048	51,539,436	50,418,169	51,492,755

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average Balance	Interest (1)	Yield/ Cost (1)(6)	Average Balance	Interest (1)	Yield/ Cost (1)(6)	Average Balance	Interest (1)	Yield/ Cost (1)(6)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans (2)	$5,613,834	$62,400	4.42%	$5,671,957	$61,682	4.33%	$5,772,817	$65,525	4.50%
Securities and certificates of deposit	25,855	258	3.97	29,263	219	2.98	30,377	236	3.08
Other interest-earning assets (3)	777,307	514	0.26	604,916	494	0.32	388,136	1,811	1.85
Total interest-earning assets	6,416,996	63,172	3.92	6,306,136	62,395	3.94	6,191,330	67,572	4.33
Noninterest-earning assets	164,339			161,886			155,912
Total assets	$6,581,335			$6,468,022			$6,347,242
Liabilities and stockholders' equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,362,686	$1,727	0.50	$1,291,341	$1,946	0.60	$1,263,108	$5,169	1.62
Money market deposits	839,992	1,026	0.49	769,571	1,270	0.66	674,620	2,210	1.30
Regular savings and other deposits	851,711	729	0.34	834,368	966	0.46	861,523	2,834	1.31
Certificates of deposit	1,221,585	3,401	1.11	1,262,433	4,564	1.44	1,604,383	8,783	2.17
Total interest-bearing deposits	4,275,974	6,883	0.64	4,157,713	8,746	0.84	4,403,634	18,996	1.71
Borrowings	787,406	4,001	2.02	804,281	4,051	2.00	636,370	4,181	2.61
Total interest-bearing liabilities	5,063,380	10,884	0.86	4,961,994	12,797	1.03	5,040,004	23,177	1.82
Noninterest-bearing demand deposits	700,341			702,717			527,723
Other noninterest-bearing liabilities	55,742			57,636			57,400
Total liabilities	5,819,463			5,722,347			5,625,127
Total stockholders' equity	761,872			745,675			722,115
Total liabilities and stockholders' equity	$6,581,335			$6,468,022			$6,347,242
Net interest-earning assets	$1,353,616			$1,344,142			$1,151,326
Fully tax-equivalent net interest income		52,288			49,598			44,395
Less: tax-equivalent adjustments		(833)			(789)			(741)
Net interest income		$51,455			$48,809			$43,654
Interest rate spread (1)(4)			3.06%			2.91%			2.51%
Net interest margin (1)(5)			3.24%			3.13%			2.84%
Average interest-earning assets to average
interest-bearing liabilities		126.73%			127.09%			122.84%

Supplemental Information:
Total deposits, including noninterest-bearing
demand deposits	$4,976,315	$6,883	0.55%	$4,860,430	$8,746	0.72%	$4,931,357	$18,996	1.53%
Total deposits and borrowings, including
noninterest-bearing demand deposits	$5,763,721	$10,884	0.75%	$5,664,711	$12,797	0.90%	$5,567,727	$23,177	1.65%

(1)

Income on debt securities, equity securities and revenue bonds included in commercial real estate loans, as well as resulting yields, interest rate spread and net interest margin, are presented on a tax-equivalent basis. The tax-equivalent adjustments are deducted from tax-equivalent net interest income to agree to amounts reported in the consolidated statements of net income. For the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, yields on loans before tax-equivalent adjustments were 4.37%, 4.27% and 4.45%, respectively, yields on securities and certificates of deposit before tax-equivalent adjustments were 3.48%, 2.64% and 2.86%, respectively, and yield on total interest-earning assets before tax-equivalent adjustments were 3.86%, 3.89% and 4.28%, respectively. Interest rate spread before tax-equivalent adjustments for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019 was 3.00%, 2.86% and 2.46%, respectively, while net interest margin before tax-equivalent adjustments for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019 was 3.19%, 3.08% and 2.80%, respectively.

(2)	Loans on non-accrual status are included in average balances.
(3)	Includes Federal Home Loan Bank stock and associated dividends.
(4)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(6)	Annualized.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Years Ended
	December 31, 2020			December 31, 2019
	Average Balance	Interest (1)	Yield/ Cost (1)	Average Balance	Interest (1)	Yield/ Cost (1)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans (2)	$5,687,214	$251,003	4.41%	$5,779,924	$259,427	4.49%
Securities and certificates of deposit	28,286	926	3.27	34,343	1,109	3.23
Other interest-earning assets (3)	566,003	3,267	0.58	341,786	8,467	2.48
Total interest-earning assets	6,281,503	255,196	4.06	6,156,053	269,003	4.37
Noninterest-earning assets	160,444			138,983
Total assets	$6,441,947			$6,295,036

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,307,881	$10,463	0.80	$1,215,989	$20,951	1.72
Money market deposits	756,169	5,577	0.74	683,051	8,797	1.29
Regular savings and other deposits	858,360	5,221	0.61	901,650	13,796	1.53
Certificates of deposit	1,322,317	21,728	1.64	1,648,089	35,434	2.15
Total interest-bearing deposits	4,244,727	42,989	1.01	4,448,779	78,978	1.78
Borrowings	750,621	16,391	2.18	593,711	14,187	2.39
Total interest-bearing liabilities	4,995,348	59,380	1.19	5,042,490	93,165	1.85
Noninterest-bearing demand deposits	647,735			505,520
Other noninterest-bearing liabilities	56,091			46,250
Total liabilities	5,699,174			5,594,260
Total stockholders' equity	742,773			700,776
Total liabilities and stockholders' equity	$6,441,947			$6,295,036
Net interest-earning assets	$1,286,155			$1,113,563
Fully tax-equivalent net interest income		195,816			175,838
Less: tax-equivalent adjustments		(3,083)			(2,900)
Net interest income		$192,733			$172,938
Interest rate spread (1)(4)			2.87%			2.52%
Net interest margin (1)(5)			3.12%			2.86%
Average interest-earning assets to average
interest-bearing liabilities		125.75%			122.08%

Supplemental Information:
Total deposits, including noninterest-bearing
demand deposits	$4,892,462	$42,989	0.88%	$4,954,299	$78,978	1.59%
Total deposits and borrowings, including
noninterest-bearing demand deposits	$5,643,083	$59,380	1.05%	$5,548,010	$93,165	1.68%

____________________

(1)  Income on debt securities, equity securities and revenue bonds included in commercial real estate loans, as well as resulting yields, interest rate spread and net interest margin, are presented on a tax-equivalent basis. The tax-equivalent adjustments are deducted from tax-equivalent net interest income to agree to amounts reported in the consolidated statements of net income. For the year ended December 31, 2020 and 2019, yields on loans before tax-equivalent adjustments were 4.36% and 4.44%, respectively, yields on securities and certificates of deposit before tax-equivalent adjustments were 2.99% and 3.01%, respectively, and yield on total interest-earning assets before tax-equivalent adjustments were 4.01%, and 4.32%, respectively. Interest rate spread before tax-equivalent adjustments for the year ended December 31, 2020 and 2019 was 2.82%, and 2.47%, respectively, while net interest margin before tax-equivalent adjustments for the year ended December 31, 2020 and 2019 was 3.07% and 2.81%, respectively.

(2)	Loans on non-accrual status are included in average balances.
(3)	Includes Federal Home Loan Bank stock and associated dividends.
(4)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended			Years Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Key Performance Ratios
Return on average assets (1)	1.10%	1.03%	1.08%	1.01%	1.06%
Return on average equity (1)	9.51	8.94	9.45	8.76	9.56
Interest rate spread (1) (2)	3.06	2.91	2.51	2.87	2.52
Net interest margin (1) (3)	3.24	3.13	2.84	3.12	2.86
Non-interest expense to average assets (1)	1.46	1.41	1.59	1.50	1.59
Efficiency ratio (4)	44.23	43.69	54.44	47.07	54.29

	December 31, 2020	September 30, 2020	December 31, 2019
	(Dollars in thousands)
Asset Quality
Non-accrual loans:
One- to four-family	$2,617	$3,041	$3,082
Home equity lines of credit	20	20	—
Commercial and industrial	527	541	323
Total non-accrual loans	3,164	3,602	3,405
Foreclosed assets	—	—	—
Total non-performing assets	$3,164	$3,602	$3,405

Allowance for credit losses on loans/total loans	1.25%	1.20%	0.87%
Allowance for credit losses on loans/non-accrual loans	2,175.22	1,877.82	1,477.89
Non-accrual loans/total loans	0.06	0.06	0.06
Non-accrual loans/total assets	0.05	0.05	0.05
Non-performing assets/total assets	0.05	0.05	0.05

Capital and Share Related
Stockholders' equity to total assets	11.61%	11.39%	11.45%
Book value per share	$14.67	$14.28	$13.61
Tangible book value per share (5)	$14.25	$13.85	$13.19
Market value per share	$14.91	$10.35	$20.09
Shares outstanding	52,415,061	52,413,120	53,377,506

(1)	Quarterly amounts are annualized.
(2)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(4)

The efficiency ratio is a non-GAAP measure representing non-interest expense divided by the sum of net interest income and non-interest income excluding gains and losses on marketable equity securities and gains and losses on sale of assets. The efficiency ratio is a common measure used by banks to understand expenses related to the generation of revenue. We have removed gains and losses on marketable equity securities and gains and losses on sale of assets as management deems them to be either discretionary or market driven and not representative of operating performance. Presented on a basis including gains and losses on marketable equity securities and gains and losses on sale of assets the efficiency ratio was 42.03%, 43.58% and 53.37% for the quarters ended December 31, 2020, September 30, 2020, and December 31, 2019, respectively and 45.97% and 53.70% for the year ended December 31, 2020 and 2019, respectively.

(5)	Tangible book value per share represents total stockholders’ equity less goodwill and other intangible assets divided by the number of shares outstanding.